EX10.1D

AMENDMENT NO. 4 to EMPLOYMENT AGREEMENT
    This AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 7, 2023 (the “Effective Date”) by and between Jay D. Debertin (the “Executive”) and CHS Inc. (the “Company”) and amends that certain Employment Agreement effective May 22, 2017 and amended by Amendments No. 1, No. 2 and No. 3, dated November 5, 2020, November 3, 2021 and November 1, 2022, respectively (the “Agreement”) by and between the Executive and the Company. All terms capitalized herein shall have the same meanings ascribed to them in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

    WHEREAS, the Executive and the Company entered into the Agreement; and
    WHEREAS, the Executive and the Company desire to amend the Agreement to make the changes as stated herein.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties amend the Agreement as follows:
1.    Section 3(c) of the Agreement is amended in its entirety to read:
(c)    Long-Term Incentive Opportunity. To the extent the Company determines to award long‑term incentive compensation, the Executive shall be eligible to participate in such programs (subject to the terms and conditions set forth in the applicable plan and agreements), including the Company’s Executive Long‑Term Incentive Plan, or any successor plan (collectively, the “ELTI Plan”), and shall be eligible to receive a long‑term incentive award at the following multiples of the average annual Base Salary during the three‑year performance period applicable to such award opportunity, as approved by the Board in its sole discretion, if the Company and the Executive achieve certain performance targets during certain performance periods proposed by management and approved by the Board:

•Threshold – 2.5X
•Target – 5X (such target award, the “Target ELTI Award”)
•Maximum – 10X
The above long‑term incentive award multiples (as revised by this Fourth Amendment to the Agreement) shall be the only long-term incentive award multiples used to determine the award opportunity for the Executive under any long‑term incentive plan performance period commencing on or after September 1, 2023.

Awards from the Company’s ELTI Plan are contributed to the Company’s Deferred Compensation Plan after the end of a performance period and (except in the case of death, disability or retirement) remain subject to continued vesting over an additional 28‑month period following the performance period end date.

For any long‑term incentive plan performance periods commencing on or after September 1, 2023, where (X)(i) the Executive’s employment ends during a performance period due to retirement (as defined in the Company’s ELTI Plan) approved by the Board (such approval not to be unreasonably withheld) and (ii) the Executive has been employed for at least 6 months of such performance period or (Y)(i) the Executive’s employment ends during a performance period due to death or permanent disability (as defined in the Company’s ELTI Plan) and (ii) the Executive has been employed for any portion of such performance period, the following will apply (irrespective of the position that the Executive holds with the Company at the time):

–Upon completion and certification of performance results for such performance period, the Executive shall be entitled to a vested benefit hereunder equal to the full long‑term incentive the Executive would have earned had he continued in employment for the entire performance period, reduced by the long‑term incentive actually earned, if any, under the applicable long-term incentive program. This vested benefit shall be paid at the same time and in the same manner as if earned under the applicable long-term incentive program.

For the avoidance of doubt, for all other circumstances, including for (1) any long‑term incentive plan performance periods commencing prior to September 1, 2023, the provisions of the Company’s ELTI Plan pertaining to retirement, death or permanent disability shall apply and (2) any long‑term incentive plan performance periods commencing on or after September 1, 2023 where the Executive has been employed for less than 6 months of such performance period, the provisions of the Company’s ELTI Plan pertaining to retirement shall apply.

2.    Except as herein above modified, the terms and conditions of the Agreement shall remain in full force and effect.

    This Amendment No. 4 may be executed in counterparts and signatures transmitted electronically shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.
CHS INC.

By:

Name: Daniel Schurr

Title: Chairman of the Board of Directors

JAY D. DEBERTIN

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